Exhibit 99.1

OptimizeRx Appoints Patrick Spangler and Bryan Archambault to Board of Directors

Rochester, MI, (March 27, 2018) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging for the pharmaceutical industry, has appointed Patrick Spangler and Bryan Archambault to its board of directors. Spangler will also serve as chair of the board’s newly formed audit committee.

Spangler replaces Dr. Jack Pinney, who has been appointed to serve as head of the company’s medical advisory board, which is now comprised of five leading physicians. Archambault will represent WPP, a strategic investor in OptimizeRx, replacing board member Lynn O’Connor Vos in this role.

Vos, who left her position as CEO of WPP’s subsidiary, ghg, to become CEO of the Muscular Dystrophy Association, will remain on OptimizeRx’s board as now an independent director. Following these appointments, the board of OptimizeRx will be comprised of six board members, with four serving independently.

“These appointments reflect our plans to scale our business and further enhance our product offerings, with WPP continuing to be an important strategic partner,” noted William Febbo, OptimizeRx CEO. “We believe Patrick’s background and experience, particularly as CFO of electronic health record company Healthland and Epocrates, will be invaluable to OptimizeRx as we navigate our opportunities for growth and expansion. He not only brings a wealth of industry knowledge to our board, but also important financial experience to our audit committee.”

“As ghg’s chief marketing officer, we also welcome the deep knowledge and experience in sales and customer-base marketing that Bryan brings to our board,” continued Febbo, “which will be important as we continue to focus on ramping up our sales and marketing efforts.

“We thank Jack for his valuable contributions to the board after joining in 2014, and we now look forward to benefiting from his broad medical knowledge and extensive experience in physician practice as chair of our medical advisory board. This will be a critical role as we advance our product development, which remains focused on introducing relevant solutions to the medical community and improve patient outcomes.”

OptimizeRx’s growing point-of-care network now reaches more than 50% of ambulatory HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe network. It delivers real-time access to financial assistance, education, and critical clinical information from pharma companies to HCPs.

Patrick Spangler Bio

Spangler presently serves as CFO of VigiLanz, a digital healthcare intelligence firm, and as a member of the board of directors of Lifespace Communities. He brings to OptimizeRx more than 32 years of experience in the health care industry, executing domestic and international growth and exit strategies. He has helped lead high-performance, emerging growth firms, as well as large publicly-traded companies. He has also served in the private equity sector successfully improving operational results with a broad array of portfolio companies.

Earlier, Spangler served as executive vice president and CFO of Healthland, an EHR company serving the critical access hospital market. He has also served as CFO at the point-of-care medical applications provider, Epocrates, that he helped bring public in 2011, and which was eventually acquired by athenahealth. Prior to Epocrates, he was CFO of the ev3, a vascular therapy that went public in 2005 and then acquired by Covidien, as well as CFO of the medical device manufacturer, Empi, which was acquired by Encore Medical.

Spangler previously served on the board of directors of Urologix, the market leader for in-office minimally invasive medical products for the treatment of benign prostatic hyperplasia. He holds a Bachelor of Science in accounting and a Masters of Business Taxation from Carlson School of Management at the University of Minnesota, and a Masters of Business Administration from Booth School of Business at the University of Chicago.

Bryan Achambault Bio

Achambault serves as chief marketing officer at ghg Kansas City. He brings to the board of OptimizeRx a diverse background in the sales and customer-base marketing spanning more than 20 years. He has applied this experience to the brand and multichannel marketing strategies of clients in biopharma and animal health.

His latest venture involves helping these brands identify population-health opportunities with health systems, retailers, patients, and where it all comes together in the EHR/EMR.

Lynn O’Connor Vos Bio

Vos currently serves as president and CEO of the Muscular Dystrophy Association (MDA), the leader in the fight against muscular dystrophy and ALS through its funding of research, clinical care, support service, and education. Vos has a hands-on appreciation for patient care, and has considerable executive experience and expertise in the fields of pharmacology, medical and clinical education and digital marketing.

Prior to MDA, Vos was the CEO of ghg (greyhealth group) for nearly 23 years. Vos led ghg’s global expansion and diversification strategies, and within two years grew the company from a small, domestic industry player into an award-winning global enterprise with fully integrated, multi-channel offerings. She is a recognized thought leader in the industry with published white papers and articles outlining new, successful approaches to health care technology and communication.

Dr. Jack T. Pinney Bio

Dr. Pinney is a board-certified family physician with additional board certification in Sports Medicine. He is also an assistant clinical professor of family medicine at Michigan State University College of Human Medicine, as well as medical director of Wellsport at MidMichigan Health Medical Center.

In his role as an assistant clinical professor, Dr. Pinney teaches and mentors both family medicine resident physicians and medical students, and won the Robert E. Bowsher award for clinical teaching in 2010.

Dr. Pinney is graduate of the Wayne State University School of Medicine and the Family Practice Residency Program at MidMichigan Regional Medical Center.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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